EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO (18 U.S.C. SECTION 1350)

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report of ActivCard Corp. on Form 10-K for the fiscal year ended September 30, 2005 as filed with the Securities and Exchange Commission (Report), for the purpose of complying with Rule 13a – 14(b) or Rule 15d – 14(b) of the Securities Exchange Act of 1934 (Exchange Act” and section 1350 of chapter 63 of Title 18 of the United States Code.

Ben C. Barnes, Chief Executive Officer, and Ragu Bhargava, Chief Financial Officer of the Company, each certifies pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of ActivCard Corp.

/s/ BEN C. BARNES
Ben C. Barnes

Chief Executive Officer December 27, 2005

/s/ RAGU BHARGAVA
Ragu Bhargava

Senior Vice President, Finance and Chief Financial Officer December 27, 2005

A signed original of this written statement as required by Section 906 has been provided to ActivCard Corp. and will be retained by ActivCard Corp. and furnished to the Securities and Exchange Commission or its staff upon request.